UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2006

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5880 Pacific Center Blvd., San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2006, InfoSonics Corporation announced that Timmy Monico was appointed as its Vice President of North America.

The Company entered into a letter agreement dated May 2, 2006 under which Mr. Monico agreed to commence his employment as of June 1, 2006.  Such letter agreement provides (i) that employment is at-will; (ii) the annual base salary is $120,000, subject to applicable withholding and taxes, plus quarterly bonuses of up to $12,000 (of which the first two quarterly bonuses are guaranteed); (iii) 25,000 options, with 1/3 of such options vesting on the first anniversary of the grant date and the remainder vesting 1/36th monthly thereafter; and (iv) six months severance if employment is terminated by the Company without cause during the first year.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release announcing Mr. Monico’s appointment as Vice President of North America, dated June 2, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Jeffrey Klausner
Chief Financial Officer

Dated:	June 5, 2006

EXHIBIT INDEX

99.1                    Press Release announcing Mr. Monico’s appointment as Vice President of North America, dated June 2, 2006